Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Priority Income Fund, Inc.
New York, New York

We hereby consent to the use, in the Investment Company Act File No. 811-22725, Amendment No. 19 under the Investment Company Act of 1940 in Form N-2, of our report dated August 29, 2016 relating to the June 30, 2016 financial statements of Priority Income Fund, Inc., which is contained in the Statement of Additional Information of such Registration Statement filed on or about September 2, 2016.

/s/BDO USA, LLP

BDO USA, LLP
New York, New York

September 2, 2016